UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2020

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 E Olas Blvd, Suite 221 Fort Lauderdale, FL 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2020, the Board of Directors (the “Board”) of Splash Beverage Group Inc. (the “Company”) increased it size to six (6) members and appointed Peter J. McDonough as a member of the Board, effective as of October 5, 2020.

Peter McDonough currently serves as Chief Executive Officer of Trait Biosciences. Previously he served as a senior executive at Diageo North America for nearly a decade as its President, Chief Marketing & Innovation Officer from 2009 to 2015.

In his diverse career, Mr. McDonough has worked in six different industries and successfully led organizations on three continents. After teaching at The University of Canterbury’s Graduate School of Business in New Zealand, and prior to his time at Diageo, Mr. McDonough was Procter & Gamble’s Vice President of European Marketing overseeing Duracell Batteries and Braun Appliances. Earlier, he served on the MBA faculty teaching marketing strategy at the University of Canterbury’s Graduate School of Commerce in New Zealand. Mr. McDonough served as Procter & Gamble’s Vice President of European Marketing for Duracell Batteries and Braun Appliances. Prior to his overseas roles Mr. McDonough served as Gillette’s head of North American Marketing where he led the brand marketing organization for the company’s flagship Blade/Razor and Personal Care Business. Earlier in his career, he served as Director of North American Marketing at Black & Decker where he was involved in launching the DeWalt Power Tool Company.

Mr. McDonough is an alumnus of Cornell University and holds a Master of Business Administration from the Wharton School of Business. He currently also serves on the Board of Directors of Trait Biosciences, Franklin Templeton’s Benefit Street RFT, The Pi Group, and on the Advisory Boards of Viridian Capital Advisors.  Mr. McDonough previously served on the board of directors of Splash Beverage Group, Inc., a Nevada corporation and wholly owned operating subsidiary of the Company, from 2013 to 2020, and on the board of directors of not for profit organizations including Effies Worldwide,  The AdCouncil of America and The Children’s Trust Fund of Massachusetts.

In consideration for his service as a member of the Board, Mr. McDonough will receive warrants to purchase 1,000,000 shares of the Company’s common stock (the “Warrants”). The shares subject to the Warrants will vest ratably, with one-third of the shares vesting on the initial grant date and each anniversary of the grant date thereafter, such that the Warrants are fully vested on the second anniversary of the date of grant, subject to Mr. McDonough’s continuous services on each applicable vesting date. Mc. McDonough is also entitled to receive a $1,000 cash payment for attendance at each Board meeting and reimbursement for all out-of-pocket expenses related to attendance at any meeting of the Board.

Mr. McDonough does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. McDonough and any other persons pursuant to which she was selected as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On October 7, 2020, the Company issued a press release (the “Release”) announcing Mr. McDonough’s appointment to the Board. A copy of the Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibits 99.1 shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020

SPLASH BEVERAGE GROUP, INC.

/s/ Dean Huge
Dean Huge Chief Financial Officer

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